                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER



                                      among



                          ABOVENET COMMUNICATIONS INC.,


                         METROMEDIA FIBER NETWORK, INC.


                                       and


                           MAGELLAN ACQUISITION, INC.






                            Dated as of June 22, 1999



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                                TABLE OF CONTENTS
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
RECITALS................................................................................1

ARTICLE 1  THE MERGER...................................................................2
         Section 1.1       The Merger...................................................2
         Section 1.2       Closing......................................................2
         Section 1.3       Effective Time...............................................2
         Section 1.4       The Certificate of Incorporation.............................3
         Section 1.5       The By-Laws..................................................3
         Section 1.6       Directors of Surviving Corporation...........................3
         Section 1.7       Officers of Surviving Corporation............................3

ARTICLE 2  EFFECT OF THE MERGER ON CAPITAL STOCK;
           EXCHANGE OF CERTIFICATES.....................................................3
         Section 2.1       Effect on Capital Stock......................................3
         Section 2.2       Exchange of Certificates for Shares..........................4
         Section 2.3       Treatment of Company Stock Options and Company
                           Warrants.....................................................8
         Section 2.4       No Appraisal Rights..........................................9
         Section 2.5       Adjustments to Prevent Dilution..............................9
         Section 2.6       Withholding Rights...........................................9


ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................10
         Section 3.1       Organization and Qualification; Subsidiaries................10
         Section 3.2       Certificate of Incorporation and By-Laws....................11
         Section 3.3       Capitalization..............................................11
         Section 3.4       Authority...................................................12
         Section 3.5       No Conflict.................................................13
         Section 3.6       Governmental Required Filings and Consents..................14
         Section 3.7       Permits; Compliance with Law................................14
         Section 3.8       Securities Exchange Commission ("SEC") Filings;
                           Financial Statements........................................15
         Section 3.9       Absence of Certain Changes or Events........................16
         Section 3.10      Employee Benefit Plans......................................17
         Section 3.11      Tax Matters.................................................19
         Section 3.12      No Defaults.................................................19
         Section 3.13      Litigation..................................................19
         Section 3.14      Environmental Matters.......................................20
         Section 3.15      Intellectual Property.......................................22
         Section 3.16      Taxes.......................................................24
         Section 3.17      Non-Competition Agreements..................................25
         Section 3.18      Certain Agreements..........................................25
         Section 3.19      Real Property...............................................25

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                                       i

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
         Section 3.20      Labor Matters...............................................26
         Section 3.21      Investment Company Act......................................26
         Section 3.22      Opinion of Financial Advisor................................27
         Section 3.23      Brokers.....................................................27
         Section 3.24      Certain Statutes............................................27
         Section 3.25      Information.................................................27
         Section 3.26      Vote Required...............................................28

ARTICLE 4  REPRESENTATIONS AND WARRANTIES
           OF THE PARENT AND MERGER SUB................................................28
         Section 4.1       Organization and Qualification; Subsidiaries................28
         Section 4.2       Certificate of Incorporation and By-Laws....................29
         Section 4.3       Capitalization..............................................29
         Section 4.4       Authority...................................................30
         Section 4.5       No Conflict.................................................31
         Section 4.6       Governmental Required Filings and Consents..................32
         Section 4.7       Permits; Compliance with Law................................32
         Section 4.8       SEC Filings; Financial Statements...........................33
         Section 4.9       Absence of Certain Changes or Events........................33
         Section 4.10      Employee Benefit Plans......................................35
         Section 4.11      Tax Matters.................................................36
         Section 4.12      No Defaults.................................................36
         Section 4.13      Litigation..................................................37
         Section 4.14      Environmental Matters.......................................37
         Section 4.15      Intellectual Property.......................................38
         Section 4.16      Taxes.......................................................39
         Section 4.17      Real Property...............................................40
         Section 4.18      Labor Matters...............................................40
         Section 4.19      Investment Company Act......................................40
         Section 4.20      Opinion of Financial Advisor................................40
         Section 4.21      Brokers.....................................................41
         Section 4.22      Information.................................................41
         Section 4.23      Vote Required...............................................41
         Section 4.24      Interim Operations of Merger Sub............................41

ARTICLE 5  COVENANTS...................................................................42
         Section 5.1       Conduct of Business of the Company..........................42
         Section 5.2       Conduct of Business of the Parent Pending the Merger........45
         Section 5.3       Other Actions...............................................46
         Section 5.4       Notification of Certain Matters.............................46
         Section 5.5       Proxy Statement, Registration Statement.....................46
         Section 5.6       Stockholders Meeting........................................48
         Section 5.7       Access to Information; Confidentiality......................49
         Section 5.8       No Solicitation.............................................49
         Section 5.9       Affiliates..................................................51

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                                       ii

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
         Section 5.10      Directors' and Officers' Indemnification and Insurance......52
         Section 5.11      Letters of Accountants......................................53
         Section 5.12      Reasonable Best Efforts.....................................53
         Section 5.13      Consents; Filings; Further Action...........................54
         Section 5.14      Plan of Reorganization......................................55
         Section 5.15      Public Announcements........................................55
         Section 5.16      Obligations of Merger Sub...................................55
         Section 5.17      Listings and De-Listings....................................56
         Section 5.18      Expenses....................................................56
         Section 5.19      Takeover Statutes...........................................56
         Section 5.20      Employee Benefits...........................................56
         Section 5.21      Form S-8....................................................57
         Section 5.22      Board of Directors of the Parent............................57
         Section 5.23      Employee Stock Purchase Plan................................57

ARTICLE 6  CONDITIONS..................................................................58
         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger..58
         Section 6.2       Conditions to Obligations of the Parent and Merger Sub......59
         Section 6.3       Conditions to Obligation of the Company.....................59

ARTICLE 7  TERMINATION.................................................................60
         Section 7.1       Termination.................................................60
         Section 7.2       Effect of Termination.......................................62
         Section 7.3       Amendment...................................................62
         Section 7.4       Waiver......................................................62
         Section 7.5       Expenses following Termination..............................62

ARTICLE 8  MISCELLANEOUS...............................................................64
         Section 8.1       Certain Definitions.........................................64
         Section 8.2       Non-Survival of Representations, Warranties and
                           Agreements..................................................65
         Section 8.3       Counterparts................................................65
         Section 8.4       GOVERNING LAW AND VENUE; WAIVER OF
                           JURY TRIAL..................................................65
         Section 8.5       Notices.....................................................66
         Section 8.6       Entire Agreement............................................67
         Section 8.7       No Third Party Beneficiaries................................67
         Section 8.8       Obligations of the Parent and of the Company................67
         Section 8.9       Severability................................................68
         Section 8.10      Interpretation..............................................68
         Section 8.11      Assignment..................................................68
         Section 8.12      Specific Performance........................................68

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                                     iii

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EXHIBITS

Exhibit A         Form of Voting Agreement
Exhibit B         Form of Option Agreement
Exhibit C         Form of Parent Voting Agreement
Exhibit D         Form of Affiliate Letter
Exhibit E-1       Form of Parent Officer Certificate
Exhibit E-2       Form of Company Officer Certificate

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                                iv

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                             INDEX OF DEFINED TERMS



Term                                                                Section
----                                                                -------
Acquisition Proposal............................................... 5.8(f)
Affected Employees................................................. 5.20(b)
affiliate.......................................................... 8.1(a)
Agreement.......................................................... Title
Benefit Plans...................................................... 3.10(a)
Blue Sky Laws...................................................... 3.6
business day....................................................... 8.1(b)
Certificate........................................................ 2.1(a)
Certificate of Merger.............................................. 1.3
Claims............................................................. 3.13
Closing............................................................ 1.2
Closing Date....................................................... 1.2
COBRA.............................................................. 3.10(f)
Code............................................................... Recitals
Company............................................................ Title
Company Charter Documents.......................................... 3.2
Company Common Stock............................................... 2.1(a)
Company Disclosure Letter.......................................... 3.1(b)
Company Financial Advisor.......................................... 3.22
Company Governmental Consents...................................... 3.6
Company Permits.................................................... 3.7
Company Option Plans............................................... 3.3(a)
Company Preferred Stock............................................ 3.3(a)
Company Required Consents.......................................... 3.5(b)
Company Real Property Leases....................................... 3.19
Company SEC Reports................................................ 3.8(a)
Company Share...................................................... 2.1(a)
Company Shares..................................................... 2.1(a)
Company Stock Options.............................................. 3.3(a)
Company Stockholders Meeting....................................... 5.5(a)
Company Subsidiaries............................................... 3.1(a)
Company Warrants................................................... 3.3(a)
Company Option Plans............................................... 3.3(b)
Confidentiality Agreement.......................................... 5.7(b)
Contracts.......................................................... 3.5(a)(iii)
control............................................................ 8.1(a)
controlled by...................................................... 8.1(a)
controlling........................................................ 8.1(a)
Effective Time..................................................... 1.3
Environment........................................................ 3.14
Environmental Claims............................................... 3.14
ERISA.............................................................. 3.10(a)

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                                  v

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

Term                                                                Section
----                                                                -------
ERISA Affiliate.................................................... 3.10(a)
Excess Parent Shares............................................... 2.2(d)(i)
Exchange Act....................................................... 3.6
Exchange Agent..................................................... 2.2(a)
Exchange Ratio .................................................... 2.1(a)
Exchange Trust..................................................... 2.2(d)(i)
Excluded Company Shares............................................ 2.1(a)
Expenses........................................................... 7.5(a)
GAAP............................................................... 3.8(b)
GCL................................................................ Recitals
Governmental Entity................................................ 3.6
group.............................................................. 8.1(d)
Hazardous Substance................................................ 3.14
HSR Act............................................................ 3.6
including.......................................................... 8.1(c)
Indemnified Parties................................................ 5.10(a)
Intellectual Property.............................................. 3.15(a)(ii)
Investment Company Act............................................. 3.21
IP Licenses........................................................ 3.15(a)(ii)
IRS................................................................ 3.10
Law................................................................ 3.5(a)(ii)
Liens.............................................................. 3.3(c)
Material Adverse Effect on the Company............................. 3.1(a)
Material Adverse Effect on the Parent.............................. 4.1(a)
Maximum Amount..................................................... 5.10
Merger............................................................. Recitals
Merger Consideration............................................... 2.1(a)
Merger Sub......................................................... Title
NASDAQ/NMS......................................................... 2.2(d)(ii)
Option Agreement................................................... Recitals
Parent............................................................. Title
Parent Charter Documents........................................... 4.2
Parent Class B Common Stock........................................ 4.3(a)
Parent Common Stock................................................ 2.1(a)
Parent Disclosure Letter........................................... 4.1(b)
Parent Expenses.................................................... 7.5(b)
Parent Financial Advisor........................................... 4.20
Parent Governmental Consents....................................... 4.6
Parent Permits..................................................... 4.7
Parent Preferred Stock............................................. 4.3(a)
Parent Real Property Leases........................................ 4.17
Parent SEC Reports................................................. 4.8(a)
Parent Stock Options and Warrants.................................. 4.3(a)
Parent Subsidiaries................................................ 4.1(a)

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                                vi

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


Term                                                                Section
----                                                                -------
Parent Voting Agreement............................................ 5.6(b)
Permits............................................................ 3.14
person............................................................. 8.1(d)
Plan Options....................................................... 3.3(a)
Proposed Intellectual Property Agreements.......................... 3.15(a)(iii)
Proxy Materials.................................................... 5.5(a)
Proxy Statement.................................................... 5.5(a)
Qualifying Section 7.1(f) Termination.............................. 7.5(b)
Registration Statement............................................. 5.5(a)
Registration Statement Effective Date.............................. 5.5(a)
Release............................................................ 3.14
Representatives.................................................... 5.7(a)
Requisite Company Vote............................................. 3.4(a)
Requisite Parent Vote.............................................. 4.4
Safety and Environmental Laws...................................... 3.14
SEC................................................................ 3.8
Securities Act..................................................... 3.6
Stockholders....................................................... Recitals
Software........................................................... 3.15(a)(ii)
Sub Common Stock................................................... 4.3(d)
subsidiary......................................................... 8.1(e)
subsidiaries....................................................... 8.1(e)
Superior Proposal.................................................. 5.8(a)
Surviving By-Laws.................................................. 1.5
Surviving Charter.................................................. 1.4
Surviving Corporation.............................................. 1.1
Systems............................................................ 3.15(g)
Takeover Statute................................................... 3.24
Taxes.............................................................. 3.16
Technology......................................................... 3.15(a)(ii)
Terminating Company Breach......................................... 7.1(f)
Terminating Parent Breach.......................................... 7.1(g)
Termination Amount................................................. 7.5(b)
Third Party Options................................................ 3.3(a)
under common control with.......................................... 8.1(a)
Voting Agreement................................................... Recitals
Year 2000 Compliant................................................ 3.15(g)


                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of June 22, 1999 among AboveNet Communications Inc., a Delaware corporation (the "COMPANY"), Metromedia Fiber Network, Inc., a Delaware corporation (the "PARENT"), and Magellan Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("MERGER SUB").


                                    RECITALS

                  WHEREAS, the respective boards of directors of each of the Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders to combine the respective businesses of the Parent and the Company, and consequently have approved the merger of Merger Sub with and into the Company (the "MERGER") and approved and adopted the Merger, in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated under the Code and that this Agreement be, and is hereby, adopted as a plan of reorganization for purposes of section 368 of the Code;

                  WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, certain holders (the "STOCKHOLDERS") of Company Shares (as defined in Section 2.1(a)) are entering into the Voting Agreement with the Parent, a copy of which is attached to this Agreement as Exhibit A (the "VOTING AGREEMENT"), providing for, among other things, the agreement of the Shareholders to vote their respective Company Shares in favor of approval and adoption of this Agreement and the Merger at the Company Stockholders Meeting (as defined below);

                  WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, the Company and the Parent are entering into an Option Agreement, a copy of which is attached to this Agreement as Exhibit B (the "OPTION AGREEMENT"), providing for, among other things, the grant of an option by the Company to the Parent to acquire up to 19.9% of the Company Common Stock (as defined in Section 2.1(a)) on the terms and conditions specified in the Option Agreement;

                  WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1; and

                  WHEREAS, the Company, the Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

                  SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 259 of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York at 10:00 a.m. on the business day on which the last to be fulfilled or waived of the conditions set forth in
Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and the Parent may agree in writing (the "CLOSING DATE").

                  SECTION 1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the parties will cause a Certificate of Merger (the "CERTIFICATE OF MERGER") to be signed, acknowledged and delivered for filing with the Secretary of the State of Delaware as provided in Section 251 of the GCL. The Merger shall become effective at the time when a Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the GCL (the "EFFECTIVE TIME").

                  SECTION 1.4 THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CHARTER"), until duly amended as provided in the Surviving Charter or by applicable law.

                  SECTION 1.5 THE BY-LAWS. The by-laws of Merger Sub in effect at the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation (the "SURVIVING BY-LAWS"), until duly amended as provided in the Surviving By-Laws or by applicable law.

                  SECTION 1.6 DIRECTORS OF SURVIVING CORPORATION. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.

                  SECTION 1.7 OFFICERS OF SURVIVING CORPORATION. The officers of the Company shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.


                                    ARTICLE 2

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

                  SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                           (a)  MERGER CONSIDERATION.  Each share (each a
"COMPANY SHARE" and together the "COMPANY SHARES") of the common stock, par value $.001 per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than Company Shares that are owned by the Parent, Merger Sub or any other Parent Subsidiary or Company Shares that are owned by the Company or any Company Subsidiary and in each case not held on behalf of third parties (collectively, "EXCLUDED COMPANY SHARES")) shall be converted by virtue of the Merger and without any action on the part of the holder thereof into the right to receive and become exchangeable for 1.175 (the "EXCHANGE RATIO") shares of Class A common stock, par value $.01 per share, of the Parent (THE "PARENT COMMON STOCK").

                  The Exchange Ratio shall be subject to adjustment as provided in Section 2.5. The shares of Parent Common Stock issuable pursuant to this
Section 2.1(a), together with cash in lieu of fractional shares of Parent Common Stock, if any, payable pursuant to Section 2.2(d) shall collectively be referred to as the "MERGER CONSIDERATION." At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend under
Section 2.2(b).

                           (b)  CANCELLATION OF SHARES.  Each Excluded Company
Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Company Share, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                           (c)  MERGER SUB.  At the Effective Time, each share
of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of the Parent.

                  SECTION 2.2 EXCHANGE OF CERTIFICATES FOR SHARES.

                           (a)  EXCHANGE PROCEDURES.

                                (i)  Promptly after the Effective Time, the

Surviving Corporation shall cause an exchange agent selected by the Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT") to mail to each holder of record of a Certificate (other than Certificates in respect of Excluded Company Shares) (A) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other provisions reasonably acceptable to both the Parent and the Company, and (B) instructions for exchanging the Certificates for (1) certificates representing shares of Parent Common Stock, and (2) cash in lieu of fractional shares.

                                (ii)  Subject to Section 2.2(f), upon surrender
of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (A) a certificate representing that number of whole shares of Parent Common Stock that the holder is entitled to receive under this Article 2, (B) a check in the amount (after giving effect to any required tax withholding) of any cash in lieu of fractional shares that such holder has the right to receive under the provisions of this Article 2, and (C) a check in the amount (after giving effect to any required tax withholding) of any distributions or dividends that such holder has the right to receive under the provisions of Section 2.2(b), and the Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

                                (iii)  In the event of a transfer of ownership
of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions in respect of those shares, may be issued or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the reasonable satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not applicable.

                                 (iv)  Until surrendered as contemplated by this
Section 2.2(a), each Certificate shall be deemed for all purposes other than the payment of dividends or distributions at any time after the Effective Time to represent only the right to receive the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock, as contemplated by this Section 2.2(a). All shares of Parent Common Stock, together with any cash paid under Section 2.2(b) or Section 2.2(d) issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares formerly represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Company Shares which remain unpaid at the Effective Time.

                           (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.
Whenever a dividend or other distribution is declared by the Parent in respect of Parent Common Stock and the record date for that dividend or other distribution is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable under this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                           (c) NO FURTHER TRANSFERS. After the Effective Time,
the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the records of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

                           (d) FRACTIONAL SHARES.

                                 (i)  No certificates or scrip representing
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and any such fractional share interests will not entitle its owner to vote, to receive dividends or to any other rights of a stockholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Shares then held by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this Article 2, a cash payment in lieu of such fractional shares of Parent Common Stock, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have been issued (the "EXCESS PARENT SHARES"). Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "EXCHANGE TRUST") for the holders of Certificates. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent Shares shall be paid by the Surviving Corporation. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of Certificates without interest. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Shares is entitled (after taking into account all Company Shares then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Shares are entitled.

                                 (ii)  Notwithstanding the provisions of
subsection (i) of this Section 2.2(d), the Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Parent Shares and the making of the payments contemplated in such subsection, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Shares an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held at the Effective Time by such holder) by (B) the closing sales price for a share of Parent Common Stock as quoted by The Nasdaq Stock Market's National Market ("NASDAQ/NMS") as reported in THE WALL STREET JOURNAL (national edition) (or if not reported thereby, any other authoritative source) on the first business day immediately following the Effective Time and, in such case, the Exchange Fund, all references in this Agreement to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(d)(ii).

                           (e) TERMINATION OF EXCHANGE PERIOD; UNCLAIMED STOCK.
Any shares of Parent Common Stock and any portion of the Exchange Fund or of dividends or other distributions with respect to the Parent Common Stock deposited by the Parent with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the stockholders of the Company twelve months after the Effective Time shall be paid to the Parent. Any former stockholders of the Company who have not theretofore complied with this
Article 2 shall thereafter look only to the Parent for payment of their Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.1, Section 2.2(b) and 2.2(d) upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates), in each case, without any interest. Notwithstanding the foregoing, none of the Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled to those amounts.

                           (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the
event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in a reasonable amount in the form customarily required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article 2 upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate under this Agreement, in each case, without interest.

                  SECTION 2.3 TREATMENT OF COMPANY STOCK OPTIONS AND COMPANY WARRANTS.

                           (a) The Parent and the Company shall take such
actions as are necessary to provide that at the Effective Time each outstanding Company Stock Option (as defined in Section 3.3(a)) and Company Warrant (as defined in Section 3.3(a)) shall be assumed by the Parent and adjusted in accordance with the terms thereof and this Agreement to be exercisable to purchase shares of Parent Common Stock, as provided below. Following the Effective Time, each Company Stock Option and Company Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in the Company Option Plans (as defined in Section 3.3(a)) or any other agreement pursuant to which such Company Stock Option or Company Warrant was subject immediately prior to the Effective Time, as the case may be, except that (i) each such Company Stock Option and Company Warrant, as the case may be, shall be exercisable for that number of shares of Parent Common Stock equal to the product of (x) the aggregate number of shares of Company Common Stock for which such Company Stock Option or Company Warrant, as the case may be, was exercisable and (y) the Exchange Ratio, rounded, in the case of any Company Stock Options, other than an "incentive stock option" (within the meaning of section 422 of the Code), or Company Warrant, up, and, in the case of any Company Stock Option that is an incentive stock option, down, to the nearest whole share, if necessary, and (ii) the exercise price per share of such Company Stock Option or Company Warrant shall be equal to the aggregate exercise prices of such Company Stock Option or Company Warrant immediately prior to the Effective Time divided by the number of shares of Parent Common Stock for which such Company Stock Option or Company Warrant shall be exercisable as determined in accordance with the preceding clause (i), rounded to the nearest cent, if necessary.

                           (b) As soon as practicable following the Effective
Time, the Parent shall deliver to the holders of Company Stock Options and holders of Company Warrants appropriate notices setting forth such holders' rights after giving effect to the Merger and the provisions set forth above. At or prior to the Effective Time, the Company shall make such amendments and take such other actions, if any, to the Company Option Plans or such other agreement pursuant to which the Company Stock Options or Company Warrants were issued as shall be necessary to permit the assumption and adjustment referred to in this Section 2.3.

                           (c) It is the intention of the parties that, to the
extent that any Company Stock Option constituted an incentive stock option immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by section 422 of the Code, and that the assumption of the Company Stock Options provided by this
Section 2.3 satisfy the conditions of section 424(a) of the Code. The Parent shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, such Company Option Plans, that the Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

                           (d) The Parent shall take all corporate action
necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options and Company Warrants at and after the Effective Time.

                  SECTION 2.4 NO APPRAISAL RIGHTS. In accordance with Section 262(b)(1) of the GCL, no appraisal rights shall be available to holders of Company Shares in connection with the Merger.

                  SECTION 2.5 ADJUSTMENTS TO PREVENT DILUTION. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of Parent Common Stock or securities or other instruments convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock issued and outstanding including as a result of a distribution, redemption, repurchase, reclassification, combination or exchange of shares, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of that event.

                  SECTION 2.6 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of Law (as defined in Section 3.5) related to applicable Taxes (as defined in Section 3.16). To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for purposes of this agreement as having been paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Parent and Merger Sub that, except for inaccuracies in the representations and warranties resulting from compliance with the provisions of this Agreement and performance of the transactions contemplated hereby or inaccuracies resulting from actions or omissions permitted by the terms of Section 5.1 hereof:

                  SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Each of the Company and each subsidiary of the
Company (collectively, the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any change in or effect on the business, assets, properties, results of operations, or condition (financial or otherwise) of the Company or any Company Subsidiaries that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or the Option Agreement or consummate the Merger and the other transactions contemplated hereby or thereby, except for any change or effect (i) relating to the economy in general or (ii) relating to the industries in which the Company and the Company Subsidiaries operate.

                           (b) Section 3.1(b) of the Disclosure Letter delivered
to the Parent and Merger Sub by the Company at or prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER") sets forth a complete and correct list of all of the Company Subsidiaries, including the jurisdiction of incorporation and the ownership or other interest therein of the Company or any Company Subsidiary. Except as set forth in Section 3.1(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any material interest in any person other than the Company Subsidiaries so listed.

                  SECTION 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Company's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "COMPANY CHARTER DOCUMENTS") that are incorporated by reference in, as exhibits to, the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999 are complete and correct copies of those documents. The Company has made available to Parent complete and correct copies of all organizational documents of each Company Subsidiary. The Company Charter Documents and all comparable organizational documents of the Company Subsidiaries are in full force and effect. Except as set forth in Section 3.2 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is in violation of any of the provisions of its organizational documents.

                  SECTION 3.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Company
consists of (i) 60,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "COMPANY PREFERRED STOCK"). As of June 15, 1999, (i) 34,550,550 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) no shares of Company Preferred Stock were issued or outstanding and (iii) (A) 5,095,351 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options (the "PLAN OPTIONS") granted pursuant to the Company's 1998 Stock Incentive Plan, 1997 Stock Plan and 1996 Stock Option Plan (the "COMPANY OPTION PLANS"), (B) 1,127,596 shares of Company Common Stock were reserved for issuance pursuant to options available for grant under the Company Option Plans, (C) 300,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options listed in Section 3.3 of the Company Disclosure Letter (the "THIRD PARTY OPTIONS" and, together with the Plan Options, the "COMPANY STOCK OPTIONS"), (D) 333,004 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants (the "COMPANY WARRANTS") and
(E) 131,591 shares of Company Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan (the "ESPP"). Section 3.3(a) of the Company Disclosure Letter sets forth a complete and correct list as of June 15, 1999 of the holders of all Company Stock Options and Company Warrants, the number of shares subject to each such option or warrant and the exercise price thereof. Except as set forth above, as of June 15, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Stock Options or Company Warrants outstanding on June 15, 1999 and except pursuant to the ESPP as in effect on the date hereof.

                           (b) Except as set forth in Section 3.3(b) of the
Company Disclosure Letter and except for (i) outstanding Company Stock Options,
(ii) outstanding Third Party Options, (iii) outstanding Company Warrants, and

(iv) pursuant to the ESPP, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

                           (c) All shares of Company Common Stock subject to
issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to effect the registration of any shares of Company Common Stock or other Company securities under the Securities Act (as defined in Section 3.6). Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "LIENS"), except for Liens under applicable Law. Except as set forth in Section 3.3 of the Company Disclosure Letter there are no outstanding material contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned by the Company or in any other person.

                  SECTION 3.4 AUTHORITY.

                           (a) The Company has all necessary corporate power and
authority to execute and deliver this Agreement and the Option Agreement, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby to be consummated by the Company. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Option Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by stockholders of the Company representing a majority of the Company Common Stock entitled to vote thereon (the "REQUISITE COMPANY VOTE"). This Agreement and the Option Agreement have been duly authorized and validly executed and delivered by the

Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                           (b) The Board of Directors of the Company (i) has
unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and
(ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable and recommended that the stockholders of the Company adopt this Agreement.

                  SECTION 3.5 NO CONFLICT.

                           (a) The execution and delivery of this Agreement and
the Option Agreement by the Company do not, and the performance of this Agreement and the Option Agreement by the Company will not:

                                (i)  conflict with or violate any provision of
      any Company Charter Document or any equivalent organizational documents of any Company Subsidiary;

                                (ii)  assuming effectuation of all filings and
      registrations with, termination or expiration of all applicable waiting periods imposed by, and receipt of all consents, approvals, authorizations and permits of all Governmental Entities indicated as required in Section
      3.6 below, receipt of all Company Required Consents, and receipt of the approval of this Agreement by the stockholders of the Company as required by the GCL, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected, except for such conflicts or violations which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company; or

                                (iii)  except as set forth in Section 3.5(a)
      (iii) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or modification in a manner materially adverse to the Company and the Company Subsidiaries of any right or benefit under or give to others any right of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation of or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "CONTRACTS") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (b) Section 3.5(b) of the Company Disclosure Letter
sets forth a correct and complete list of all material Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement and the Option Agreement (collectively, the "COMPANY REQUIRED CONSENTS").

                  SECTION 3.6 GOVERNMENTAL REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement and the Option Agreement by the Company do not, and the performance of this Agreement and the Option Agreement by the Company will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "GOVERNMENTAL ENTITY"), except (i) for those consents or approvals set forth in Section 3.6 of the Company Disclosure Letter (the "COMPANY GOVERNMENTAL CONSENTS"), (ii) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), (iii) for applicable requirements of state securities or "blue sky" laws ("BLUE SKY LAWS"), (iv) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), (v) for approval of the listing of the additional shares of Company Common Stock by NASDAQ/NMS that may be issued pursuant to the Option Agreement and (vi) for the filing of the Certificate of Merger as required by the GCL.

                  SECTION 3.7 PERMITS; COMPLIANCE WITH LAW. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the

Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) any such conflicts, defaults or violations which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  SECTION 3.8 SECURITIES EXCHANGE COMMISSION ("SEC") FILINGS; FINANCIAL STATEMENTS.

                           (a) The Company has filed all forms, reports,
registration statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since September 10, 1998 (collectively, including any such documents filed subsequent to the date of this Agreement, the "COMPANY SEC REPORTS") and the Company has made available to the Parent each Company SEC Report filed with the SEC. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                           (b) Each of the consolidated financial statements
included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                           (c) Except as and to the extent set forth on the
consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of March 31, 1999 including the related notes and except as set forth in Section 3.8(c) of the Company Disclosure Letter or in any Company SEC Report filed prior to the date hereof, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred since March 31, 1999 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company and except for liabilities or obligations under this Agreement and the transactions contemplated hereby.

                  SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described in Section 3.9 of the Company Disclosure Letter and except as set forth in any Company SEC Report filed prior to the date hereof, since March 31, 1999, the Company and the Company Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice and, since such date, except as permitted by Section 5.1 of this Agreement with respect to clauses (c-i) below there has not been:

                           (a) any Material Adverse Effect on the Company;

                           (b) any damage, destruction or other casualty loss
with respect to any asset or property owned, leased or otherwise used by the Company or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company;

                           (c) any material change by the Company in its or any
Company Subsidiary's accounting methods, principles or practices, except as required by GAAP or by applicable Law;

                           (d) any declaration, setting aside or payment of any
dividend or distribution in respect of Company Shares or any redemption, purchase or other acquisition of any of the Company's securities;

                           (e) any increase in the compensation or benefits or
establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary, in each case except in the ordinary course of business consistent with past practice or except as required by applicable Law;

                           (f) (i) any incurrence or assumption by the Company
or any Company Subsidiary of any indebtedness for borrowed money or (ii) any guarantee, endorsement or other incurrence or assumption material liability (whether directly, contingently or otherwise) by the Company or any Company Subsidiary for the obligations of any other person (other than any wholly owned Company Subsidiary), in each case other than in the ordinary course of business consistent with past practice;

                           (g) any creation or assumption by the Company or any
Company Subsidiary of any Lien on any material asset of the Company or any Company Subsidiary, other than in the ordinary course of business, consistent with past practice;

                           (h) any making of any loan, advance or capital
contribution to or investment in any person by the Company or any Company Subsidiary, other than in the ordinary course of business, consistent with past practice; or

                           (i) (i) any Contract entered into by the Company or
any Company Subsidiary relating to any material acquisition or disposition of any assets or business, or (ii) any modification, amendment, assignment or termination of or relinquishment by the Company or any Company Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement.

                  SECTION 3.10 EMPLOYEE BENEFIT PLANS.

                           (a) Except as set forth in Section 3.10(a) of the
Company Disclosure Letter and except as could not, individually or in the aggregate, has not and could not reasonably be expected to have a Material Adverse Effect on the Company: (A) each pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, severance pay, or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy (collectively, "BENEFIT PLANS") of the Company or any Company Subsidiary has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Benefit Plan or any Benefit Plan of its affiliates and any trade or business which is or within the past five years has been under common control or which is or within the past five years has been treated as a single employer with any of them under section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") and
(C) the Company Benefit Plans intended to qualify under section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under section 501 of the Code, and nothing has occurred with respect to the operation of the Company Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code and each Company Benefit Plan intended to qualify under section 401(a) of the Code has received a favorable determination from the Internal Revenue Service (the "IRS") regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                           (b) There is no litigation or administrative or other
proceeding involving any Company Benefit Plan nor has the Company or any Company Subsidiary received notice that any such proceeding is threatened, in each case where an adverse determination, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has incurred, nor, to the Company's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company. The termination of, or withdrawal from, any Company Benefit Plan or multiemployer plan to which the Company or any Company Subsidiaries contributes, on or prior to the Closing Date, will not subject the Company or any Company Subsidiary to any liability under Title IV of ERISA that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

                           (c) True, correct and complete copies of the
following documents, with respect to each of the Company Benefit Plans (other than a multiemployer plan), have been made available or delivered to Parent by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) written communications to employees relating to the Company Benefit Plans; and
(vi) written descriptions of all non-written agreements relating to the Company Benefit Plans.

                           (d) Except as set forth in Section 3.10(d) of the
Company Disclosure Letter, none of the Company Benefit Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary. Except as set forth in Section 3.10(d) of the Company Disclosure Letter and except as individually or in the aggregate do not have or could not reasonably be expected to have a Material Adverse Effect on the

Company, each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning section 5000(b)(1) of the Code has complied with the notice and continuation requirements of section 4980B of the Code, COBRA,
Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

                           (e) Except as sect forth in Section 3.10(e) of the
Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

                           (f) Except as set forth in Section 3.10(f) of the
Company Disclosure Letter or as disclosed in any Company SEC Report filed prior to the date hereof, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code and neither the Company nor any Company Subsidiary has made any payment that would not be deductible pursuant to the terms of section 162(m) of the Code.

                  SECTION 3.11 TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor is the Company aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a transaction qualifying as a reorganization under section 368(a) of the Code.

                  SECTION 3.12 NO DEFAULTS. Except as listed or described in
Section 3.12 of the Company Disclosure Letter and except as filed as an exhibit to any Company SEC Report filed prior to the date hereof, there is no Contract that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  SECTION 3.13 LITIGATION. Except as described in Section 3.13 of the Company Disclosure Letter or in any Company SEC Reports filed prior to the date hereof, there is no suit, claim, action, or proceeding (collectively, "CLAIMS") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity nor to the Company's knowledge are there any investigations or reviews by any Governmental Entity pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries, that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree of any court or Governmental Entity which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company.

                  SECTION 3.14 ENVIRONMENTAL MATTERS.  Except as disclosed on
Section 3.14 of the Company Disclosure Letter and except as could not reasonably be expected to have a Material Adverse Effect on the Company:

                           (a) Neither the Company nor any Company Subsidiary is
or has been in violation of any applicable Safety and Environmental Law (as hereafter defined);

                           (b) To the Company's knowledge, the Company and each
Company Subsidiary have all Company Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Company or any Company Subsidiary, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Company and each Company Subsidiary is in compliance in all material respects with all terms and conditions thereof;

                           (c) Neither the Company nor any Company Subsidiary
has received any Environmental Claim (as hereafter defined);

                           (d) To the Company's knowledge, there is not now and
has not been at any time in the past a Release or threatened Release (as hereafter defined) of Hazardous Substances into the Environment for which the Company or any Company Subsidiary is directly or indirectly responsible; and

                           (e) To the Company's knowledge, there is not now and
has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company or any Company Subsidiary, and, to the Company's knowledge, was not at, on or in any real property previously owned, leased or operated by the Company or any Company Subsidiary or any predecessor:
(i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances,
(iii) any asbestos-containing material in a condition requiring abatement, (iv) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (v) any Hazardous Substances present at such property, excepting such quantities as are handled in all material respects in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Company and the Company Subsidiaries.

                  For purposes of this Agreement, the following terms have the following meanings:

                           (a) "ENVIRONMENT" means navigable waters, waters of
the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                           (b) "ENVIRONMENTAL CLAIMS" means any written
notification, whether direct or indirect, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of any of the Parent, any Parent Subsidiary, or the Company, or any Company Subsidiary, as the case may be, have or may have violated any such Safety and Environmental Law or principles of common law.

                           (c) "HAZARDOUS SUBSTANCE" means any toxic waste,
pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

                           (d) "RELEASE" means any release, spill, emission,
leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                           (e) "SAFETY AND ENVIRONMENTAL LAWS" means all
federal, state and local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 121 ET SEQ., the Occupational Safety and Health Act,

29 U.S.C. Section 651 ET SEQ., the Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2601 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Section 300F et SEQ., the Oil Pollution Act of 1990 and analogous state acts.

                  SECTION 3.15      INTELLECTUAL PROPERTY.

                           (a) (i) Section 3.15(a)(i) of the Company Disclosure Letter sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned by the Company, specifying as to each item, as applicable: (A) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (B) the issuance, registration or application numbers and dates.

                               (ii) Section 3.15(a)(ii) of the Company
         Disclosure Letter sets forth all material licenses, sublicenses, and other agreements or permissions ("IP LICENSES") pursuant to which the Company is a licensor or licensee of or otherwise is authorized to use or practice under any third parties rights in any Intellectual Property on an exclusive basis and any non-exclusive IP License that is not available to parties other than the Company or any Company Subsidiary on comparable commercial terms to which it is licensed to the Company. To the knowledge of the Company, all such IP Licenses are valid, enforceable and in full force and effect in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company or the Parent: (A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (C) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "TECHNOLOGY"); and (E) computer software programs, including all source code, object code, and documentation related thereto (the "SOFTWARE").

                           (b) The Company owns, free and clear of all material
Liens, or has valid rights to use all Intellectual Property material to its or any Company Subsidiary's business and operations.

                           (c) The Company has not been, during the three years
preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property material to its or any Company Subsidiary's business and operations. To the knowledge of the Company, no third party is infringing in any material respect upon any Intellectual Property material to its or any Company Subsidiary's business and operations.

                           (d) The Company has taken commercially reasonable
actions to maintain and protect each item of Intellectual Property that is owned or exclusively licensed by the Company and is material to its or any Company Subsidiary's business and operations.

                           (e) The Company has taken commercially reasonable
precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Technology material to its or any Company Subsidiary's business and operations.

                           (f) All Software that is material to the Company or
any Company Subsidiary's business and operations performs in all material respects the functions for which such Software is used by the Company or such Company Subsidiary.

                           (g) All Software, hardware, databases, and embedded
control systems (collectively, the "SYSTEMS") used by the Company are Year 2000 Compliant and to the Company's knowledge the Systems used by the Company's material suppliers and facilities providers are Year 2000 Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "YEAR 2000 COMPLIANT" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with otherwise compatible software and hardware that use standard date format (4 digits) for representation of the year.

                           (h) The Company is not, nor, as a result of the
execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in material violation of any agreement relating to any Intellectual Property material to its or any Company Subsidiary's business and operations. After the completion of the transactions contemplated by this Agreement, the Company will continue to own all right, title, and interest in and to or have a license to use all

Intellectual Property (including all Software) material to its or any Company Subsidiary's business and operations on terms and conditions identical in all material respects, to those enjoyed by the Company immediately prior to such transactions.

                  SECTION 3.16 TAXES. (a) Except as set forth on Section 3.16(a) of the Company Disclosure Letter or except as to any items that would not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company and each Company Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all tax returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them, and has paid (or the Company has paid on its behalf), or has or will set up an adequate reserve for the payment of, all federal, state, local, foreign and other taxes, together with interest and penalties thereon ("TAXES"), required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary other than those which are being contested in good faith and by proper proceedings by the Company.

                           (b) The federal income tax returns of the Company and
each Company Subsidiary and any affiliated, consolidated, combined or unitary group that includes the Company or any Company Subsidiary have not to date been examined by the IRS.

                           (c) Except as set forth on Section 3.16(c) of the
Company Disclosure Letter or except as has not or could not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company, any Company Subsidiary, or to the Company's knowledge, any affiliated, consolidated, combined or unitary group of which the Company or any Company Subsidiary is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a tax return must be filed which such statute of limitations has not expired or tax return has not been timely filed.

                           (d) Except as set forth on Section 3.16(d) of the
Company Disclosure Letter or except as has not or could not reasonably be expected to have a Material Adverse Effect on the Company, (i) none of the Company, any Company Subsidiary or, to the Company's knowledge, any group of which the Company or any Company Subsidiary is now or ever was a member, is a party to any action or proceeding pending or, to the Company's knowledge, threatened by any governmental authority for assessment or collection of Taxes,
(ii) no unresolved claim for assessment or collection of Taxes has, to the Company's knowledge, been asserted and (iii) no audit or investigation of the Company or any Company Subsidiary by any governmental authority is pending or, to the Company's knowledge, threatened.

                  SECTION 3.17 NON-COMPETITION AGREEMENTS. Except as set forth in Section 3.17 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business that, assuming consummation of the Merger, could reasonably be expected to have a Material Adverse Effect on the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

                  SECTION 3.18 CERTAIN AGREEMENTS. Except as set forth in
Section 3.18 of the Company Disclosure Letter or as contemplated by Section 6.2(c), neither the Company nor any of the Company Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of the Company or Company Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or the Option Agreement, or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  SECTION 3.19 REAL PROPERTY. Except as set forth in Section
3.19 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary owns any fee interest in real estate. Except as described or set forth in any Company SEC Report filed prior to the date hereof or as set forth in Section 3.19 of the Company Disclosure Letter, the Company or any Company Subsidiary is not a party to any material leases, subleases and other agreement (the "COMPANY REAL PROPERTY LEASES") under which the Company or any Company Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore made available to the Parent true, correct and complete copies of all Company Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any Company Subsidiary is a party affecting the obligations of any party thereunder). Assuming the due authorization, execution and delivery by the other parties thereto, each Company Real Property Lease constitutes the valid and legally binding obligation of the Company or Company Subsidiary, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and is in full force and effect. All material amounts payable by the Company and Company Subsidiary as tenants under each Company Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such Company Subsidiary exists under any Company Real Property Lease. Each of the Company and Company Subsidiary has a valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, (ii) Liens under applicable Law and (iii) other Liens which do not materially interfere with the Company's or any Company subsidiary's use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  SECTION 3.20 LABOR MATTERS. (a) Except as contemplated by
Section 6.2(c), Section 3.20 of the Company Disclosure Letter sets forth a list of all employment agreements currently in effect providing for annual base salary in excess of $200,000 or which extend for more than one year after the Effective Time and any labor or collective bargaining agreements to which the Company or any Company Subsidiary is a party. The Company has heretofore made available to Parent true and complete copies of the employment agreements listed on Section 3.20 of the Company Disclosure Letter, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

                           (b) Neither the Company nor any Company Subsidiaries
are the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened, asserting that the Company or any Company Subsidiaries have committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statues) or seeking to compel the Company or any Company Subsidiaries to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Company and the Company Subsidiaries. No strike or other labor dispute involving the Company or any Company Subsidiaries is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any employees of the Company or any Company Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for such dispute or activity which has not had or could not reasonably be expected to have a Material Adverse Effect on the Company.

                  SECTION 3.21 INVESTMENT COMPANY ACT. Each of the Company and the Company Subsidiaries either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Company nor any of the Company is required to be registered under the Investment Company Act.

                  SECTION 3.22 OPINION OF FINANCIAL ADVISOR. CIBC World Markets Corp. and Volpe Brown Whelan & Company, LLC (together the "COMPANY FINANCIAL ADVISOR") have each delivered to the Board of Directors of the Company its written opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, accompanied by an authorization to include a copy of that opinion in the Proxy Materials (as defined in Section 5.5(a)). The Company has delivered or will, promptly after receipt of such written opinions, deliver a signed copy of that written opinion to the Parent.

                  SECTION 3.23 BROKERS. Except as set forth in Section 3.23 of the Company Disclosure Letter, no broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement or the Option Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or any other transactions hereunder.

                  SECTION 3.24 CERTAIN STATUTES. The Board of Directors of the Company has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the GCL will not have any effect on the Merger or the other transactions contemplated by this Agreement, the Voting Agreement or the Option Agreement. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each a "TAKEOVER STATUTE") is, as of the date of this Agreement, applicable to the Merger or any other transactions contemplated by this Agreement.

                  SECTION 3.25 INFORMATION. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.5(a)) or the Registration Statement (as defined in Section 5.5(a)) (except to the extent revised or superseded by amendment or supplement) will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary to make the statements in that Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments or supplements of the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate to Parent or subsidiaries or affiliates of the Parent) will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding anything else herein to the contrary, no representation or warranty is made hereunder by the Company with respect to statements made or incorporated by reference in the Proxy Statement or Registration Statement based on information supplied by the Parent for inclusion or incorporation by reference therein.

                  SECTION 3.26 VOTE REQUIRED. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the GCL, other applicable Law or otherwise) to approve this Agreement, the Option Agreement, the Merger or the other transactions contemplated by this Agreement or the Option Agreement.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND MERGER SUB

                  Each of the Parent and Merger Sub represents and warrants to the Company that, except for inaccuracies in the representations and warranties resulting from compliance with the provisions of this Agreement and performance of the transactions contemplated hereby or inaccuracies resulting from actions or omissions permitted by Section 5.2:

                  SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Each of the Parent, Merger Sub, and each other
subsidiary of the Parent (collectively, the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent, Merger Sub and each other Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE PARENT" means any change in or effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Parent or any Parent Subsidiaries that is or could reasonably be expected to be materially adverse to the Parent and the Parent Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or the Option Agreement or to consummate transactions contemplated hereby or thereby, except for any change or effect (i) relating to the economy in general or (ii) relating to the industries in which the Parent and the Parent Subsidiaries operate.

                           (b) Section 4.1(b) of the Disclosure Letter delivered
to the Company by the Parent and Merger Sub at or prior to the execution of this agreement (the "PARENT DISCLOSURE LETTER") sets forth a complete and correct list of all of the Parent Subsidiaries, including the jurisdiction of incorporation and the ownership or other interest therein of the Parent or any Parent Subsidiary. Except as set forth in Section 4.1(b) of the Parent Disclosure Letter, neither the Parent nor any Parent Subsidiary holds any material interest in any other person other than the Parent Subsidiaries so listed.

                  SECTION 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Parent's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "PARENT CHARTER DOCUMENTS") that are incorporated by reference in, as exhibits to, the Parent's annual report on Form 10-K for the year ended December 31, 1998 are complete and correct copies of those documents. The Parent has made available to the Company complete and correct copies of all organizational documents of each Parent Subsidiary. The Parent Charter Documents and all comparable organizational documents of the Parent Subsidiaries are in full force and effect. Neither the Parent nor any Parent Subsidiary is in violation of any of the provisions of its organizational documents.

                  SECTION 4.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Parent
consists of (i) 2,404,031,240 shares of Parent Common Stock, (ii) 522,254,782 shares of Class B Common Stock, par value $.01 per share (the "PARENT CLASS B COMMON STOCK"), and (iii) 20,000,000 shares of Preferred Stock, par value $.01 per share ("PARENT PREFERRED STOCK"). As of May 31, 1999, (A) 155,652,276 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights,
(B) 33,769,272 shares of Parent Class B Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (C) no shares of Parent Preferred Stock were outstanding, (D) 43,176,158 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants to acquire shares of Parent Common Stock ("PARENT STOCK OPTIONS AND WARRANTS") and (E) 33,769,272 shares of Parent Common Stock were reserved for issuance upon conversion of outstanding shares of Parent Class B Common Stock. Except as set forth above, as of May 31, 1999, no shares of capital stock or other voting securities of the parent were issued, reserved for issuance or outstanding and since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Parent Stock Options and Warrants outstanding on May 31, 1999 or in the ordinary course of business.

                           (b) Except for (i) outstanding Parent Stock Options
and Warrants, and (ii) outstanding shares of Parent Class B Common Stock, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Parent is a party or by which the Parent is bound relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Parent or any Parent Subsidiary.

                           (c) There are no outstanding contractual obligations
of the Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Parent or a Parent Subsidiary is free and clear of all Liens except for Liens under applicable Law. Except as set forth in Section 4.3(c) of the Parent Disclosure Letter, there are no material outstanding contractual obligations of the Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary that is not wholly owned by the Parent or in any other person.

                           (d) The authorized capital stock of Merger Sub
consists of 1,000 shares of common stock, par value $.01 per share ("SUB COMMON STOCK"). All of the issued and outstanding shares of Sub Common Stock are (A) owned by the Parent or another Parent Subsidiary wholly owned by the Parent and
(B) duly authorized, validly issued, fully paid and nonassessable.

                  SECTION 4.4 AUTHORITY. (a) Each of the Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby to be consummated by it. The execution and delivery of this Agreement and the Option Agreement by each of the Parent and Merger Sub and the consummation by each of the Parent and Merger Sub of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions, other than with respect to the Merger, the approval of the issuance of the shares of Parent Common Stock in the Merger by a majority of holders of Parent Common Stock and Parent Class B Common Stock, voting as a single class, that are present in person or by proxy at a duly called meeting of Parent stockholders (the "REQUISITE PARENT VOTE"). This Agreement and the Option Agreement have been duly authorized and validly executed and delivered by each of the Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitute the legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                           (b) Each of the Board of Directors of the Parent and
Merger Sub (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement (including the issuance of the shares of Parent Common Stock in connection with the Merger) and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable and recommended that the stockholders of the Parent approve the issuance of the shares of Parent Common Stock in the Merger.

                  SECTION 4.5 NO CONFLICT. (a) The execution and delivery of this Agreement and the Option Agreement by the Parent and Merger Sub do not, and the performance of this Agreement and the Option Agreement by each of the Parent and Merger Sub will not:

                               (i) conflict with or violate any provision of any Parent Charter Document or any equivalent organizational documents of any Parent Subsidiary;

                               (ii) assuming effectuation of all filings and registrations with termination or expiration of all applicable waiting periods imposed by, and receipt of all consents, approvals, authorizations and permits of all Governmental Entities indicated as required in Section 4.6 below, receipt of all consents required under any Contracts, and receipt of the approval of the issuance of the shares of Parent Common Stock in the Merger by the stockholders of the Parent as required by NASDAQ/NMS, conflict with or violate any material foreign or domestic Law applicable to the Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of the Parent or any Parent Subsidiary is or may be bound or affected, except for such conflicts or violations which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent; or

                               (iii) except as set forth in Section 4.5(b) of the Parent Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or modification in a manner materially adverse to the Parent and the Parent Subsidiaries of any material right or benefit under or give to others any right of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Parent, Merger Sub, or any other Parent Subsidiary under, any Contract to which the Parent, Merger Sub or any other Parent Subsidiary is a party or by which any of them or their assets or Properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent;

                           (b) Section 4.5(b) of the Parent Disclosure Letter
sets forth a correct and complete list of all material Contracts to which Parent or any Parent Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement and the Option Agreement.

                  SECTION 4.6 GOVERNMENTAL REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement and the Option Agreement by the Parent and Merger Sub do not, and the performance of this Agreement and the Option Agreement by the Parent and Merger Sub will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Government Entity except for (i) those consents or approvals set forth in
Section 4.6 of the Parent Disclosure Letter (the "PARENT GOVERNMENTAL CONSENTS"), (ii) applicable requirements of the Exchange Act and the Securities Act, (iii) applicable requirements of Blue Sky Laws, (iv) the rules and regulations of the NASDAQ/NMS, (v) the pre-merger notification requirements of the HSR Act, and (vi) the filing of the Certificate of Merger as required by the GCL.

                  SECTION 4.7 PERMITS; COMPLIANCE WITH LAW. Each of the Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of the Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is in conflict with or in default or violation of (i) any Law applicable to the Parent or any Parent Subsidiary or by which any property or asset of the Parent or any Parent Subsidiary is or may be bound or affected or (ii) any Parent Permits, except in the case of clauses (i) and (ii) any such conflicts, defaults or violations which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.8 SEC FILINGS; FINANCIAL STATEMENTS.

                           (a) The Parent has filed all forms, reports,
registration statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since September 1, 1997 through the date of this Agreement (collectively, including any such documents filed subsequent to the date of this Agreement, the "PARENT SEC REPORTS") and the Parent has made available to the Company each Parent SEC Report. The Parent SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Parent SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Parent SEC reports, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                           (b) Each of the consolidated financial statements
included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                           (c) Except as and to the extent set forth on the
consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries as of March 31, 1999, including the related notes and except as set forth in the Parent SEC Reports filed prior to the date hereof, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred since March 31, 1999 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent and except for liabilities or obligations under this Agreement and the transactions contemplated hereby.

                  SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in any Parent SEC Report filed prior to the date hereof, since March 31, 1999 and, in the case of clauses (c)-(i) only through and including the date hereof, the Parent and the Parent Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                           (a) any Material Adverse Effect on the Parent;

                           (b) any damage, destruction or other casualty loss
with respect to any asset or property owned, leased or otherwise used by the Parent or any Parent Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent;

                           (c) any material change by the Parent in its or any
Parent Subsidiary's accounting methods, principles or practices except as required by GAAP or by applicable Law;

                           (d) any declaration, setting aside or payment of any
dividend or distribution in respect of Parent Common Stock or any redemption, purchase or other acquisition of any of the Parent's securities; or

                           (e) any increase in the compensation or benefits or
establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Parent or any Parent Subsidiary, in each case, except in the ordinary course of business consistent with past practice or except as required by applicable Law;

                           (f) (i) any incurrence or assumption by the Parent or
any Parent Subsidiary of any indebtedness for borrowed money or (ii) any guarantee, endorsement or other incurrence or assumption material liability(whether directly, contingently or otherwise) by the Parent or any Parent Subsidiary for the obligations of any other person (other than any wholly owned Parent Subsidiary) in each case, other than in the ordinary course of business consistent with past practice;

                           (g) any creation or assumption by the Parent or any
Parent Subsidiary of any Lien on any material asset of the Parent or any Parent Subsidiary, other than in the ordinary course of business, consistent with past practice;

                           (h) any making of any loan, advance or capital
contribution to or investment in any person by the Parent or any Parent Subsidiary, other than in the ordinary course of business, consistent with past practice; or

                           (i) (i) any Contract entered into by the Parent or
any Parent Subsidiary relating to any material acquisition or disposition of any assets or business, or (ii) any modification, amendment, assignment or termination of or relinquishment by the Parent or any Parent Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect on the Parent, other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement.

                  SECTION 4.10 EMPLOYEE BENEFIT PLANS.

                           (a) Except as set forth in Section 4.10(a) of the
Parent Disclosure Letter and except as, individually or in the aggregate, has not and could not reasonably be expected to have a Material Adverse Effect on the Parent: (A) each Benefit Plan of the Parent or any Parent Subsidiary has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Parent Benefit Plan or any Benefit Plan of any of its ERISA Affiliates and (C) the Parent Benefit Plans intended to qualify under section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under section 501 of the Code, and nothing has occurred with respect to the operation of the Parent Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code and each Parent Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                           (b) There is no litigation or administrative or other
proceeding involving any Parent Benefit Plan nor has the Parent or any Parent Subsidiary received notice that any such proceeding is threatened, in each case where an adverse determination, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary has incurred, nor, to the Parent's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Parent. The termination of, or withdrawal from, any Parent Benefit Plan or multiemployer plan to which the Parent or any Parent Subsidiaries contributes, on or prior to the Closing Date, will not subject the Parent or any Parent Subsidiary to any liability under Title IV of ERISA that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Parent.

                           (c) True, correct and complete copies of the
following documents, with respect to each of the Parent Benefit Plans (other than a multiemployer plan), have been made available or delivered to the Company by Parent, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plans descriptions; (v) written communications to employees relating to the Parent Benefit Plans; and
(vi) written descriptions of all non-written agreements relating to the Parent Benefit Plans.

                           (d) None of the Parent Benefit Plans provide for
post- employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA and at the expense of the participant or the participant's beneficiary. Except as individually or in the aggregate would not have or would not reasonably be expected to have a Material Adverse Affect on the Parent, each of the Parent and any ERISA Affiliate which maintains a "group health plan" within the meaning section 5000(b)(1) of the Code has complied with the notice and continuation requirements of section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

                           (e) Except as disclosed in Parent SEC Reports filed
prior to the date hereof, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Parent or any Parent Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code and neither the Parent nor any Parent Subsidiary has made any payment that would not be deductible pursuant to the terms of section 162(m) of the Code.

                  SECTION 4.11 TAX MATTERS. Neither the Parent nor Merger Sub, nor to the knowledge of the Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under section 368(a) of the Code.

                  SECTION 4.12 NO DEFAULTS. Neither the Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.13 LITIGATION. Except as described in any Parent SEC Report filed prior to the date hereof, there is no Claim pending or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary before any Governmental Entity nor to the Parent's knowledge are there any investigations or reviews by any Governmental Entity pending or, threatened against, relating to or affecting the Parent or any of the Parent Subsidiaries, that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree of any court of Governmental Entity which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.14 ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to have a Material Adverse Effect on the Parent:

                           (a) Neither the Parent nor any Parent Subsidiary is
or has been in violation of any applicable Safety and Environmental Law;

                           (b) To the Parent's knowledge, the Parent and each
Parent Subsidiary have all Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Parent or any Parent Subsidiary, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Parent and each Parent Subsidiary is in compliance in all material respects with all terms and conditions thereof;

                           (c) Neither the Parent nor any Parent Subsidiary has
received, any Environmental Claim;

                           (d) To the Parent's knowledge, there is not now and
has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which the Parent or any Parent Subsidiary is directly or indirectly responsible; and

                           (e) To the Parent's knowledge, there is not now and
has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Parent or any Parent Subsidiary, and, to the Parent's knowledge, was not at, on or in any real property previously owned, leased or operated by the Parent or any Parent Subsidiary or any predecessor:
(i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances,
(iii) any asbestos-containing material in a condition requiring abatement, (iv) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (v) any Hazardous Substances present at such property, excepting such quantities as are handled in all material respects in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Parent and the Parent Subsidiaries.

                  SECTION 4.15 INTELLECTUAL PROPERTY.

                           (a) The Parent owns, free and clear of all material
Liens, or has valid rights to use all Intellectual Property material to its or any Parent Subsidiary's business and operations. To the knowledge of the Parent, all material licenses, sublicenses and other agreements or permissions pursuant to which the Parent is a licensor or licensee of or otherwise is authorized to use or practice under any third party's rights in any Intellectual Property on an exclusive basis and any such non-exclusive license, sublicense, agreement or permission that is not available to parties other than the Parent or any Parent Subsidiary on comparable commercial terms to which it is licensed to the Parent, are valid, enforceable and in full force and effect in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                           (b) The Parent has not been, during the three years
preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property material to its or any Parent Subsidiary's business and operations. To the knowledge of the Parent, no third party is infringing in any material respect upon any Intellectual Property material to its or any Parent Subsidiary's business and operations.

                           (c) The Parent has taken all commercially reasonable
actions to maintain and protect each item of Intellectual Property that is owned or exclusively licensed by the Parent and is material to its or any Parent Subsidiary's business and operations .

                           (d) The Parent has taken commercially reasonable
precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Technology material to its and any Parent Subsidiary's business and operations.

                           (e) All Software that is material to the Parent or
any Parent Subsidiary's business and operations, performs in all material respects the functions for which such Software is used by the Parent or such Parent Subsidiary.

                           (f) All Systems used by the Parent are Year 2000
Compliant and to the Parent's knowledge the systems used by the Parent's material suppliers and facilities providers are Year 2000 Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (g) The Parent is not in violation of any agreement
relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.16 TAXES. (a) Except as to any items that would not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent, (i) the Parent and each Parent Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all tax returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them, and has paid (or the Parent has paid on its behalf), or has or will set up an adequate reserve for the payment of, all Taxes required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by the Parent and the Parent Subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Parent Subsidiary other than those which are being contested in good faith and by proper proceedings by the Parent.

                           (b) The federal income tax returns of the Parent and
each Parent Subsidiary and any affiliated, consolidated, combined or unitary group that includes the Parent or any Parent Subsidiary have either been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all taxable years through 1994.

                           (c) Except as has not or could not reasonably be
expected to have a Material Adverse Effect on the Parent, none of the Parent, any Parent Subsidiary, or to the Parent's knowledge, any affiliated, consolidated, combined or unitary group of which the Parent or any Parent Subsidiary is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a tax return must be filed which such statute of limitations has not expired or tax return has not been timely filed.

                           (d) Except as has not or could not reasonably be
expected to have a Material Adverse Effect on the Parent, (i) none of the Parent, any Parent Subsidiary or, to the Parent's knowledge, any group of which the Parent or any Parent Subsidiary is now or ever was a member, is a party to any action or proceeding pending or, to the Parent's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to the Parent's knowledge, been asserted, and (iii) no audit or investigation of the Parent or any Parent Subsidiary by any governmental authority is pending or, to the Parent's knowledge, threatened.

                  SECTION 4.17 REAL PROPERTY. Neither the Parent nor any Parent Subsidiary owns any fee interest in real estate. Assuming the due authorization, execution and delivery by the other parties thereto, each material lease, sublease or other agreement (the "PARENT REAL PROPERTY LEASES") under which the Parent or any Parent Subsidiary occupies or has the right to use or occupy now or in the future any real property constitutes the valid and legally binding obligation of the Parent or Parent Subsidiary, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and is in full force and effect. All material amounts payable by the Parent and Parent Subsidiary as tenants under each Parent Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Parent or any such Parent Subsidiary exists under any Parent Real Property Lease. Each of the Parent and Parent Subsidiary has a valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and
(ii) Liens under applicable Law, and (iii) other Liens which do not materially interfere with the Parent's or any Parent subsidiary's use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  SECTION 4.18 LABOR MATTERS. Neither the Parent nor any Parent Subsidiaries are the subject of any suit, action or proceeding which is pending or, to the knowledge of the Parent, threatened, asserting that the Parent or any Parent Subsidiaries have committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statues) or seeking to compel the Parent or any Parent Subsidiaries to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Parent and the Parent Subsidiaries. No strike or other labor dispute involving the Parent or any Parent Subsidiaries is pending or, to the knowledge of the Parent, threatened, and, to the knowledge of the Parent, there is no activity involving any employees of the Parent or any Parent Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for such dispute or activity which has not had or could not reasonably be expected to have a Material Adverse Effect on the Parent.

                  SECTION 4.19 INVESTMENT COMPANY ACT. Each of Parent and each Parent Subsidiary either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Parent nor any Parent Subsidiary is required to be registered under the Investment Company Act.

                  SECTION 4.20 OPINION OF FINANCIAL ADVISOR. Salomon Smith Barney Inc. (the "PARENT FINANCIAL ADVISOR") has delivered to the Board of Directors of the Parent its oral opinion to the effect that, as of the date of this Agreement, the

Exchange Ratio is fair to the Parent from a financial point of view, which opinion was or will promptly after the date of this Agreement be confirmed in writing and accompanied by an authorization to include a copy of such opinion in the Proxy Materials. The Parent has delivered or will, promptly after receipt of that written opinion, deliver a signed copy of that written opinion to the Company.

                  SECTION 4.21 BROKERS. No broker, finder or investment banker other than the Parent Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of the Parent or Merger Sub. The Parent has heretofore made available to the Company a complete and correct copy of all agreements between the Parent and the Parent Financial Advisor pursuant to which the Parent Financial Advisor would be entitled to any payment relating to the Merger or such other transactions hereunder.

                  SECTION 4.22 INFORMATION. None of the information to be supplied by the Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement (except to the extent revised or superseded by amendment or supplement), at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement, or necessary to make the statements in the Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate to the Company or the Company Subsidiaries or affiliates of the Company) and the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively. Notwithstanding anything else herein to the contrary, no representation or warranty is made hereunder by the Parent with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied by the Company for inclusion or incorporation by reference therein.

                  SECTION 4.23 VOTE REQUIRED. The Requisite Parent Vote is the only vote of the holders of any class or series of the Parent's capital stock necessary (under the Parent Charter Documents, the GCL, other applicable Law or otherwise) to approve this Agreement, the Option Agreement, the Merger or the other transactions contemplated by this Agreement or the Option Agreement.

                  SECTION 4.24 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in and will not engage in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                    ARTICLE 5

                                    COVENANTS

                  SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or disclosed in Section 5.1 of the Company Disclosure Letter or with the prior written consent of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations and business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to preserve intact its business organization's goodwill, keep available the services of its officers and key employees, and preserve the goodwill and business relationships with material suppliers, facilities providers, customers and others having business relationships with it, with the intent that such goodwill and ongoing business relationships shall be unimpaired in all material respects at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.1 of the Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent of the Parent (which consent will not be unreasonably withheld, conditioned or delayed):

                           (a) except to the extent required by law, adopt any
amendment to the Company Charter Documents or the comparable organizational documents of any Company Subsidiary;

                           (b) except for issuances of capital stock of Company
Subsidiaries to the Company or a wholly owned Company Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible or exchangeable into capital stock of any class, or any rights, warrants or options to acquire any convertible or exchangeable securities or capital stock, other than the issue of Company Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options or Company Warrants outstanding on the date hereof or pursuant to the ESPP, or
(ii) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the date hereof;

                           (c) declare, set aside or pay any dividend or other
distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any wholly owned Company Subsidiary;

                           (d) split, combine, subdivide, reclassify or redeem,
purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities, except for repurchase of shares in connection with the termination of the employment relationship with any employee pursuant to agreements in effect on the date hereof and listed in Section 3.18 of the Company Disclosure Schedule;

                           (e) except for (i) increases in salary, wages and
benefits of officers or employees of the Company or the Company Subsidiaries in the ordinary course of business and in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business and consistent with past practices, or (iii) payment of bonuses to officers and employees in the ordinary course of business (including with respect to the Company's fiscal year ended June 30, 1999) not to exceed the amounts specified in Section 5.1 of the Company Disclosure Letter, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law;

                           (f) acquire, sell, lease, license, transfer,
mortgage, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any material property or assets, including capital stock of Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment or the purchase of raw materials, supplies and equipment, in each case in the ordinary course of business consistent with past practice), or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

                           (g) (i) incur, assume or prepay any indebtedness or
incur or assume any short-term indebtedness, in each case, in an amount in excess of the amounts specified in Section 5.1 of the Company Disclosure Letter (including, in either case, by issuance of debt securities), except that the Company and the Company Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit or existing or additional equipment financing arrangements in the amounts specified in Section 5.1 of the Company Disclosure Letter, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business and except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary or between the Company and any other entity in which the Company has an equity interest pursuant to the terms of the governing instruments or other agreements relating to such entities as in effect on the date hereof;

                           (h) terminate, cancel or request any material change
in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice or enter into any joint venture agreement, partnership agreement or similar arrangement; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of the capital expenditures provided for in the Company's budget for the Company and the Company Subsidiaries taken as a whole for such fiscal year (a copy of which budget has been provided to the Parent) and are in the amounts set forth in Section 5.1 of the Company Disclosure Letter;

                           (i) adopt a plan of complete or partial liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiaries (other than the Merger);

                           (j) alter through merger, liquidation,
reorganization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary;

                           (k) enter into any agreement or arrangement that
materially limits or otherwise materially restricts the Company or any Company Subsidiary or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area, other than in the ordinary course of business consistent with past practices;

                           (l) take any action with respect to accounting
policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

                           (m) waive, release, assign, settle or compromise any
material rights, claims or litigation;

                           (n) make any material Tax election (unless required
by applicable Law or made in the ordinary course of business consistent with past practice) or settle or compromise any material federal, state, local or foreign income Tax liability; or

                           (o) authorize or enter into any formal or informal
written or other agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.2 CONDUCT OF BUSINESS OF THE PARENT PENDING THE MERGER. Prior to the Effective Time, without the prior written consent of the Company (which will not be unreasonably withheld, conditioned or delayed), the Parent will not, and will cause each Parent Subsidiary not to:

                           (a) except to the extent required by Law, amend its
certificate of incorporation or by-laws in any manner that would be adverse to the holders of Parent Common Stock;

                           (b) purchase, redeem or otherwise acquire or retire,
or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock (other than any shares of capital stock of any Parent Subsidiary), except for other transactions between the Parent and its wholly owned Subsidiaries;

                           (c) declare, set aside, make or pay any dividend or
other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends or distributions by Parent Subsidiaries;

                           (d) make any sale, transfer, disposition or
acquisition of assets or businesses that would cause a material delay in the completion of the transactions contemplated by this Agreement or could reasonably be expected to have a Material Adverse Effect on the Parent;

                           (e) adopt a plan of complete or partial liquidation,
dissolution, restructuring, recapitalization or other reorganization of the Parent;

                           (f) except for issuances of capital stock of Parent
Subsidiaries to the Parent or a wholly owned Parent Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (x) additional shares of capital stock of any class, or securities convertible or exchangeable into capital stock of any class, or any rights, warrants or options to acquire any convertible or exchangeable securities or capital stock, other than the issue of shares of Parent Common Stock, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Parent Options and Warrants outstanding on the date hereof or granted after the date hereof in accordance with the terms of this Agreement, and other than issuances of options to acquire shares of Parent Common Stock in the ordinary course of business and consistent with past practice, or (y) any other securities in respect of, in lieu of, or in substitution for, shares of Parent Common Stock outstanding on the date hereof; or

                           (g) authorize or enter into any formal or informal
written or other agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.3 OTHER ACTIONS. During the period from the date hereof to the Effective Time, the Company and the Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 hereof not being satisfied.

                  SECTION 5.4 NOTIFICATION OF CERTAIN MATTERS. The Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent; and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement.

                  SECTION 5.5 PROXY STATEMENT, REGISTRATION STATEMENT.

                           (a) As promptly as practicable after the execution of
this Agreement, the Parent and the Company shall jointly prepare and file with the SEC a single document that will constitute (i) the proxy statement of the Company relating to the special meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS MEETING") to be held to consider approval and adoption of this Agreement and the Merger and the special meeting of the Parent's stockholders (the "PARENT STOCKHOLDERS MEETING") to be held to consider approval of the issuance of the shares of Parent Common Stock in the Merger and (ii) the registration statement on Form S- 4 of the Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger and the prospectus included in the Registration Statement (such single document, together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). The Parent and the Company each shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "REGISTRATION STATEMENT EFFECTIVE DATE"), the Parent shall take all or any action required under any applicable Law in connection with the issuance of Parent Common Stock pursuant to the Merger. The Parent or the Company, as the case may be, shall furnish all information concerning the Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement and the Registration Statement. As promptly as practicable after the Registration Statement Effective Date, the proxy statements and prospectus included in the Proxy Statement (collectively, the "PROXY MATERIALS") will be mailed to the stockholders of the Company and of the Parent. The Parent and the Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act,
(iii) the rules and regulations of the NASDAQ/NMS and (iv) the GCL.

                           (b) Subject to Section 5.8 with respect to the
Company's Board of Directors, the Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger and the unanimous and unconditional recommendation of the Board of Directors of the Parent to the stockholders of the Parent that they vote, as required by NASDAQ/NMS, in favor of the issuance of the shares of Parent Common Stock in the Merger. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinions of the Company Financial Advisor referred to in Section 3.22 and the Parent Financial Advisor referred to in Section 4.20.

                           (c) No amendment or supplement to the Proxy Statement
will be made without the approval of each of the Parent and the Company, which approval shall not be unreasonably withheld, delayed or conditioned.

                           (d) If at any time prior to the Effective Time any
event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement or the Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, the Company shall promptly inform the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the GCL, the Securities Act and the Exchange Act.

                           (e) If, at any time prior to the Effective Time, any
event or circumstance relating to the Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by the Parent that should be set forth in an amendment or a supplement to the Proxy Statement or the Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, the Parent shall promptly inform the Company. All documents that the Parent is responsible for filing in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the GCL, the Securities Act and the Exchange Act.

                  SECTION 5.6 STOCKHOLDERS MEETING. (a) The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the adoption of this Agreement and the Parent and the Company will cooperate with each other to cause the Company Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure the Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law after consultation with its outside legal counsel (who may be the Company's regularly engaged independent legal counsel).

                           (b) The Parent shall call and hold the Parent
Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the issuance of the shares of Parent Common Stock in the Merger and the Parent and the Company will cooperate with each other to cause the Parent Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Parent. The Parent shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the issuance of the shares of Parent Common Stock in the Merger, and shall take all other action necessary to secure the Requisite Parent Vote. Attached hereto as Exhibit C is a copy of the Voting Agreement dated the date hereof between certain holders of Parent Class B Common Stock and the Company (the "PARENT VOTING AGREEMENT"), providing for, among other things, the agreement of such holders of Parent Class B Common Stock to vote their shares in favor of issuance of the shares of Parent Common Stock in the Merger at the Parent Stockholders Meeting. Parent represents and warrants to the Company that as of the date hereof, the affirmative vote in person or proxy by the holders of Parent Class B Common Stock that are a party to the Parent Voting Agreement is sufficient to satisfy the Requisite Parent Vote.

                  SECTION 5.7 ACCESS TO INFORMATION; CONFIDENTIALITY.

                           (a) Except as required under any confidentiality
agreement or similar agreement or arrangement to which the Parent or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this
Section 5.7 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                           (b) The parties shall comply with, and shall cause
their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated as of May 6, 1999 (the "CONFIDENTIALITY AGREEMENT"), between the Parent and the Company with respect to the information disclosed under this Section 5.7.

                  SECTION 5.8 NO SOLICITATION.

                           (a) From the date hereof until the termination hereof
and except as expressly permitted by the following provisions of this Section 5.8, the Company will not, nor will it permit any Company Subsidiary to, nor will it authorize or permit any officer, director or employee of the Company or any Company Subsidiary and each investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; PROVIDED, HOWEVER, that subject to compliance by the Company with the provisions of Section 5.8(b), the Company's Board of Directors may furnish information to, or enter into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company's Board of Directors, after consultation with its outside legal counsel, determines in good faith that such action is legally advisable for the Company's Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable Law, (B) such Acquisition Proposal is not subject to any financing contingencies or is, in the good faith judgment of the Company's Board of Directors after consultation with a nationally recognized financial advisor, reasonably capable of being financed, (C) the Company's Board of Directors determines in good faith that such Acquisition Proposal, based upon such matters as it deems relevant including after consultation with a nationally recognized financial advisor, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person an executed confidentiality agreement in reasonably customary form.

                           (b) Prior to providing any information to or entering
into discussions with any person in connection with an Acquisition Proposal by a person as set forth in Section 5.8(a), the Company shall notify Parent orally and in writing of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of (x) the status of any discussions or negotiations with any such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent and (y) any request by any person for nonpublic information relating to its or any Company Subsidiaries' properties, books or records.

                           (c) Immediately after the execution and delivery of
this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 5.8(a) of the obligations undertaken in this Section 5.8.

                           (d) The Company's Board of Directors will not
withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger except in connection with a Superior Proposal; PROVIDED, THAT, neither the Company nor the Board of Directors of the Company may in such instance terminate this Agreement but instead the Company, at the option of and as directed by the Parent (in addition to the rights of Parent as set forth in Section 7.1(d)), shall, notwithstanding such withdrawal or modification of the recommendation or approval of this Agreement or the Merger by the Company's Board of Directors and/or the recommendation by the Company's Board of Directors that the Company's stockholders reject this Agreement or the

Merger at the Company Stockholder Meeting, submit approval of this Agreement and the Merger as promptly as practicable to a vote of the holders of Company Shares at the Company Stockholders Meeting as contemplated by this Agreement, it being understood and agreed that, Parent, Company and Merger Sub elect that this Agreement to be governed by the second sentence of Section 251(c) of the GCL. If the Parent exercises its option under this Section 5.8(d) to require the Company to submit this Agreement to its stockholders for approval, the Parent shall no longer be entitled to terminate this Agreement under Section 7.1(d) hereof; PROVIDED, that the foregoing shall not limit the Parent's right to (i) terminate this Agreement under Section 7.1(e)(i) if notwithstanding the exercise of the option by the Parent to require the Company to submit this Agreement to the Company's stockholders for approval, this Agreement and the Merger fails to obtain the Requisite Company Vote at the Company's Stockholders Meeting and (ii) receive the amounts that are otherwise payable upon a termination of this Agreement pursuant to Section 7.1(e)(i) as provided in Section 7.5(b).

                           (e) Nothing contained in this Section 5.8 shall
prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith reasonable judgment of the Company's Board of Directors, after consultation with outside legal counsel, that failure to so disclose would be inconsistent with its obligations under applicable law.

                           (f) For purposes of this Agreement, "ACQUISITION
PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the Transactions contemplated by this Agreement) involving the Company or any Company Subsidiary: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal or plan to do any of the foregoing or any agreement to engage in any of the foregoing.

                  SECTION 5.9 AFFILIATES. Concurrently with the execution of this Agreement, the Company is delivering to Parent a letter identifying all persons who, to the knowledge of the Company, is an "affiliate" of the Company under Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to deliver to Parent prior to the Effective Time, copies of letter agreements, each in the form of Exhibit D hereto, executed by each such Person so identified as an "affiliate" of the Company.

                  SECTION 5.10 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                           (a) The Parent agrees that all rights to
indemnification now existing in favor of any current or former employee, agent, director or officer of the Company and the Company Subsidiaries (the "INDEMNIFIED PARTIES") as provided in their respective charters or by-laws, in an agreement between an Indemnified Party and the Company or one of the Company Subsidiaries, or otherwise in effect on the date hereof shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; PROVIDED that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of the Company Subsidiaries, occurring prior to the Effective Time including the transactions contemplated by this Agreement. Without limiting of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Parent will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

                           (b) The Parent agrees to cause to be maintained in
effect by the Surviving Corporation for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; PROVIDED that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and PROVIDED, FURTHER, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the aggregate annualized premiums paid by the Company in 1999 (which the Company represents is approximately $400,000 for 1999) (the "MAXIMUM AMOUNT") if the Surviving Corporation is unable to obtain the insurance required by this Section 5.10(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such Maximum Amount; provided, further, that the Company may, prior to the Effective Time, purchase director's and officer's liability insurance tail coverage in an amount not in excess of the principal amount of such insurance on the date hereof which would satisfy Parent's obligations as set forth in this Section 5.10(b), so long as the total premium for such tail coverage would not exceed $1,000,000.

                           (c) In the event that the Surviving Corporation or
any of its successors or assigns (i) consolidates with merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, the Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.10.

                  SECTION 5.11 LETTERS OF ACCOUNTANTS.

                           (a) The Company shall use its reasonable best efforts
to cause to be delivered to the Parent "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated and delivered on the Registration Statement Effective Date and as of the Effective Time, and addressed to the Parent in form and substance reasonably satisfactory to the Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated hereby.

                           (b) The Parent shall use its reasonable best efforts
to cause to be delivered to the Company "comfort" letters of Ernst & Young LLP, the Parent's independent public accountants, dated and delivered the Registration Statement Effective Date and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated hereby.

                  SECTION 5.12 REASONABLE BEST EFFORTS. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts, in the case of the Company consistent with the fiduciary duties of the Company's Board of Directors, to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in
Article 6 are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action in the case of the Company, consistent with the fiduciary duties of the Company's Board of Directors.

                  SECTION 5.13 CONSENTS; FILINGS; FURTHER ACTION.

                           (a) Upon the terms and subject to the conditions
hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any Company Governmental Consents and Parent Governmental Consents and any other consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iii) make all necessary filings, and thereafter make any other submissions either required or reasonably deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act and any applicable other foreign antitrust, anti-monopoly or similar Laws, (C) the GCL, (D) any other applicable Law and (E) the rules and regulations of NASDAQ/NMS. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                           (b) Without limiting the generality of Section
5.13(a), each party hereto shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this
Section 5.13 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case of (A) or (B), could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

                  SECTION 5.14 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts (i) to cause the Merger to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken, or knowingly fail to take any action or fail to cause any action to be taken, which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code, and (ii) to obtain (in the case of the Company) or to cause to obtain (in the case of the Parent and Merger Sub) the opinion of counsel referred to in
Section 6.3(c) below, including the execution of the letters of representations referred to therein. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, the Parent or any of their affiliates shall knowingly take any action or cause any action to be taken, or knowingly fail to take any action or fail to cause any action to be taken, which would cause the Merger to fail to so qualify as a reorganization under section 368(a) of the Code.

                  SECTION 5.15 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Parent and Merger Sub and the Company shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASDAQ/NMS, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

                  SECTION 5.16 OBLIGATIONS OF MERGER SUB. The Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this

Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 5.17 LISTINGS AND DE-LISTINGS. The Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on NASDAQ/NMS, subject to official notice of issuance, prior to the Effective Time. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from NASDAQ/NMS and de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  SECTION 5.18 EXPENSES. Except as otherwise provided in Section 7.5(b), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring such Expense, except that Expenses incurred in connection with the filing fee for the Proxy Statement and Registration Statement and printing and mailing the Proxy Materials shall be shared equally by the Parent and the Company and the expenses of the "comfort" letters referred to in Section 5.11 shall be paid or reimbursed by the Parent.

                  SECTION 5.19 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of the Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  SECTION 5.20 EMPLOYEE BENEFITS.

                           (a) From and after the Effective Time, the Parent
shall, except as may otherwise be required by applicable Law, cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations under the Company Benefit Plans, each as in effect on the date of this Agreement (or as amended as contemplated hereby or with the prior written consent of the Parent).

                           (b) For a period of one year following the Effective
Time, the Parent shall provide to individuals who are employed by the Company and its Subsidiaries as of the Effective Time ("AFFECTED EMPLOYEES"), employee benefits which, in the aggregate, are substantially equivalent to the benefits provided pursuant to the Company's or any Company Subsidiaries' employee benefit plans, programs and policies immediately prior to the Effective Time.

                           (c) Except to the extent necessary to prevent the
duplication of benefits, the Parent will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by the Parent or any Parent Subsidiary for such Affected Employees' service with the Company or any Company Subsidiary to the same extent recognized by the Company immediately prior to the Effective Time.

                           (d) The Parent will, or will cause the Surviving
Corporation to, use its reasonable best efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

                  SECTION 5.21 FORM S-8. No later than the Effective Time, the Parent shall file with the Commission a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act, with respect to the Parent Common Stock issuable in respect of Company Stock Options and Company Warrants, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for as long as such options or other stock based awards remain outstanding.

                  SECTION 5.22 BOARD OF DIRECTORS OF THE PARENT. The Parent agrees that concurrently with the Effective Time, the Parent shall take such action as may be necessary to enable Mr. Sherman Tuan and Mr. David Rand to be appointed to the Board of Directors of the Parent.

                  SECTION 5.23 EMPLOYEE STOCK PURCHASE PLAN. As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any Offering Period or Accumulation Period (as defined in the ESPP) then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such Offering Period and Accumulation Period and by making such other PRO RATA adjustments as may be necessary to reflect the reduced Offering Period and Accumulation Period but otherwise treating such Offering Period and Accumulation Period as a fully effective and completed Offering Period and Accumulation Period for all purposes of the ESPP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Sections 5.23.

                                    ARTICLE 6

                                   CONDITIONS

                  SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

                           (a) STOCKHOLDER APPROVAL. This Agreement shall have
been duly approved by the Requisite Company Vote and the issuance of shares of Parent Common Stock in the Merger shall have been duly approved by the Requisite Parent Vote.

                           (b) LISTING. The shares of Parent Common Stock
issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for quotation on NASDAQ/NMS upon official notice of issuance.

                           (c) GOVERNMENTAL CONSENTS. The waiting period
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and other than the filing provided for in Section 1.3, all material notices, reports and other filings required to be made prior to the Effective Time by the Company or the Parent or any of their respective subsidiaries with, and all material consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by, the Company or the Parent or any of their respective subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, all Company Governmental Consents and Parent Governmental Consents) shall have been made or obtained (as the case may be) upon terms and conditions that could not reasonably be expected to result in Material Adverse Effect on the Parent or a Material Adverse Effect on the Company; PROVIDED, that each of the parties shall have used its reasonable best efforts to so make or obtain.

                           (d) ORDERS, INJUNCTIONS. No Law, order, injunction or
decree that prohibits, restrains, enjoins or otherwise prohibits (whether temporarily, preliminarily or permanently) consummation of the Merger shall have been enacted, issued, promulgated, enforced or entered by any court or Governmental Entity of competent jurisdiction and there shall not be pending any suit, action or proceeding by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit (whether temporarily, preliminarily or permanently) consummation of the Merger; PROVIDED, that each of the parties shall have used its reasonable best efforts to prevent any such enactment, issuance, promulgation, enforcement or entry and to appeal as promptly as practicable any such Law, order injunction or decree.

                           (e) REGISTRATION STATEMENT. The Registration
Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of such registration statements shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

                  SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE PARENT AND MERGER SUB. The obligations of each of the Parent and Merger Sub to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The
Company shall have performed or complied with in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                           (c) EMPLOYMENT AGREEMENTS. The employment agreements
entered into between the Company and each of Mr. Sherman Tuan and Mr. David Rand, as amended and restated on the date hereof, shall be in full force and effect on the Closing Date and neither Mr. Tuan nor Mr. Rand shall have died, become permanently incapacitated or otherwise have refused to perform services under such employment agreements in violation of such agreements or be in material breach of such employment agreements.

                  SECTION 6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of each of the Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent and Merger Sub contained in this Agreement are so qualified) signed on behalf of each of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT AND
MERGER SUB. Each of the Parent and Merger Sub shall have performed or complied with in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                           (c) TAX OPINION. The Company shall have received the
opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and that each party hereto will be treated as a "party to the reorganization" within the meaning of section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of customary representation letters from each of the Parent, Merger Sub and the Company substantially in the forms of those contained in the Parent officer's certificate and the Company's officer's certificate attached hereto as Exhibit E-1 and Exhibit E-2, respectively.


                                    ARTICLE 7

                                   TERMINATION

                  SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

                           (a) by mutual written consent of the Parent and the
Company duly authorized by their respective boards of directors;

                           (b) by either the Parent or the Company, if the
Effective Time shall not have occurred on or before December 31, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                           (c) by either the Parent or the Company, if any order
injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

                           (d) by the Parent, if (i) the Board of Directors of
the Company withdraws, modifies or changes its approval or recommendation of this Agreement in a manner adverse to the Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Acquisition Proposal or shall have resolved to do so or the Company shall have entered into an agreement with respect to a Superior Proposal, or (iii) a tender offer or exchange offer for more than 35% of the outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                           (e) by the Parent or the Company, (i) if this
Agreement and the Merger shall fail to receive the requisite vote for adoption at the Company Stockholders Meeting or any adjournment or postponement thereof, or (ii) if the issuance of shares of Parent Common Stock in the Merger shall fail to receive the requisite vote for adoption at the Parent Stockholders Meeting or an adjournment or postponement thereof;

                           (f) by the Parent, upon a breach of any material
representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts prior to December 31, 1999 and for so long as the Company continues to exercise such reasonable best efforts, the Parent may not terminate this Agreement under this
Section 7.1(f) if such Terminating Company Breach has been cured prior to December 31, 1999;

                           (g) by the Company, upon breach of any material
representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(b) would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that, if such Terminating Parent Breach is curable by the Parent through its reasonable best efforts prior to December 31, 1999 and for so long as the Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(g) if such Terminating Parent Breach has been cured prior to December 31, 1999.

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


                  SECTION 7.2 EFFECT OF TERMINATION. Except as provided in
Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent, Merger Sub or the Company or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 7.5(b) and (c); PROVIDED, HOWEVER, that nothing in this Agreement shall relieve any party from liability for the wilful and material breach of any of its representations and warranties or any of its covenants or agreements set forth in this Agreement.

                  SECTION 7.3 AMENDMENT. This Agreement may be amended by the agreement of each of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Share shall be converted upon consummation of the Merger and no amendment may be made that is not permitted under applicable Law, in each case, without further approval by the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  SECTION 7.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and (c) subject to the proviso of Section 7.3, waive compliance by the other party with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 7.5 EXPENSES FOLLOWING TERMINATION.

                           (a) Except as set forth in this Section 7.5, all
Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section
5.18. For purposes of this Agreement, "EXPENSES" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and/or the Proxy Materials (as the case may be), the solicitation of stockholder

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


approvals and all other matters related to the closing of the transactions contemplate hereby.

                           (b) If this Agreement is terminated pursuant to
Section 7.1(d), Section 7.1(e)(i) or Section 7.1(f) solely as a result of any wilful and material breach by the Company or any Company Subsidiary of any material representation, warranty, covenant or agreement set forth in this Agreement (a "QUALIFYING SECTION 7.1(f) TERMINATION"), then the Company shall
(x) on the date specified in the proviso to this Section 7.5(b) in the case of a termination of this Agreement pursuant to Section 7.1(e)(i) or as a result of a Qualifying Section 7.1(f) Termination, or (y) simultaneously with a termination of this Agreement by the Parent pursuant to Section 7.1(d), pay to the Parent (by wire transfer of immediately available funds to an account designated by the Parent) a termination fee of $50,000,000 (the "TERMINATION AMOUNT") plus the reimbursement of all of the Parent's actual and documented out-of-pocket expenses (including all investment banking, legal, accounting and other similar expenses) up to a maximum reimbursable amount of $5,000,000 (the "PARENT EXPENSES"); PROVIDED, HOWEVER, that the Company shall not be obligated to pay such fee to the Parent if this Agreement is terminated pursuant to Section 7.1(e) or as a result of a Qualifying Section 7.1(f) Termination unless and until (i) at the time of the Company Stockholder Meeting in the case of termination pursuant to Section 7.1(e) or on the date the Parent terminates this Agreement pursuant to Section 7.1(f) as a result of a Qualifying Section 7.1(f) Termination, the Company has received a bona fide alternative Acquisition Proposal or a third party has made or publicly announced its intention to make a bona fide Acquisition Proposal, and (ii) within twelve months after the termination of this Agreement, the Company enters into a definitive agreement providing for an alternative Acquisition Proposal with any third party or an alternative Acquisition Proposal is consummated with any third party (for the purposes of this proviso the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.8 except that the references to "15%" in the definition of "Acquisition Proposal" in Section 5.8(f) shall be deemed to be references to "50%" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving the Company, or with respect to assets (including the shares of any Subsidiary), the Company and the Company Subsidiaries, taken as a whole, and not any Company Subsidiaries alone), in which event the Termination Amount plus the Parent Expenses shall be paid promptly (and in any event within two (2) days of receipt by Company of a written notice from Parent) following the earlier of the execution of such definitive agreement providing for an such alternative Acquisition Proposal or the consummation of such an alternative Acquisition Proposal, as the case may be.

                           (c) The Company acknowledges that the agreements
contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly the Termination Amount and/or the Parent Expenses, and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for the

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


Termination Amount and/or the Parent Expenses, the Company shall pay to Parent its reasonable costs and expenses in connection with such suit, together with interest on the amount of the Termination Amount at the prime rate of Chase Bank in effect on the date such payment was required to be made.


                                    ARTICLE 8

                                  MISCELLANEOUS

                  SECTION 8.1 CERTAIN DEFINITIONS.  For purposes of this
Agreement:

                           (a) The term "AFFILIATE," as applied to any person,
means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                           (b) The term "BUSINESS DAY" means any day, other than
Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included EXCEPT that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                           (c) The term "INCLUDING" means, unless the context
clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

                           (d) The term "PERSON" shall include individuals,
corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "GROUP" as such term is defined in Section 13(d)(3) of the Exchange Act).

                           (e) The term "SUBSIDIARY" or "SUBSIDIARIES" means,
with respect to the Parent, the Company or any other person, any entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

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


                  SECTION 8.2 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any instrument delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that the agreements set forth in Articles 1 and 2 and Sections 5.10, 5.12 (last sentence), 5.14, 5.17, 5.18, 5.20 and 5.21 and this
Article 8 shall survive the Effective Time, and those set forth in Sections 5.7(b), 5.16, 5.18, 7.2 and 7.5 and this Article 8 shall survive termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, or with respect to its business or otherwise, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 8.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  SECTION 8.4 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                           (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND
IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES. The parties irrevocably submit to the jurisdiction of the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

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


                           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDI TIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARIS ING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSAC TIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

                  SECTION 8.5 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally, sent by reputable overnight courier, sent by registered or certified mail, postage prepaid, or by facsimile:

                           IF TO THE PARENT OR MERGER SUB:

                           Metromedia Fiber Network, Inc.
                           One North Lexington Avenue
                           White Plains, NY  10601
                           Attention:  Howard Finkelstein
                           Fax:  (914) 421-6777

                           WITH COPIES TO:

                           Metromedia Fiber Network, Inc.
                           c/o Metromedia Company
                           One Meadowlands Plaza
                           East Rutherford, NJ  07073
                           Attention:  Arnold L. Wadler, Esq.
                           Fax:  (201) 531-2803

                           AND

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


                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention:  Douglas A. Cifu, Esq.
                           Fax: (212) 757-3990

                           IF TO THE COMPANY:

                           AboveNet Communications Inc.
                           50 W. San Fernando Street, #1010
                           San Jose, CA  95113
                           Attention:  Sherman Tuan
                           Fax:  (408) 367-6688

                           WITH COPIES TO:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue
                           Los Angeles, California  90071
                           Attention:  Nicholas P. Saggese, Esq.
                           Fax:  (213) 687-7804

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  SECTION 8.6 ENTIRE AGREEMENT. This Agreement (including any exhibits and annexes to this Agreement other than Exhibit D hereto), the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement; PROVIDED, THAT, the Confidentiality Agreement shall remain in full force and effect until the earlier of the Effective Time, at which time it will terminate, or its termination in accordance with its terms.

                  SECTION 8.7 NO THIRD PARTY BENEFICIARIES. Except for the provisions of Section 5.10, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

                  SECTION 8.8 OBLIGATIONS OF THE PARENT AND OF THE COMPANY. Whenever this Agreement requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Parent to cause that Parent Subsidiary to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action.

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


                  SECTION 8.9 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

                  SECTION 8.10 INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated.

                  SECTION 8.11 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except that the Parent may designate, by written notice to the Company, another Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other Parent Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Parent Subsidiary as of the date of such designation.

                  SECTION 8.12 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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


                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                 ABOVENET COMMUNICATIONS INC.


                                 By:   /s/ Sherman Tuan
                                    ------------------------------------
                                    Name: Sherman Tuan
                                    Title: Chief Executive Officer and Chairman


                                 METROMEDIA FIBER NETWORK, INC.


                                 By:   /s/ Howard Finkelstein
                                    ------------------------------------
                                    Name: Howard Finkelstein
                                    Title: President


                                 MAGELLAN ACQUISITION, INC.


                                 By:   /s/ Howard Finkelstein
                                    ------------------------------------
                                    Name: Howard Finkelstein
                                    Title: President

                                      69